SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-K/A

                                 ---------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 19, 1996

                                ZYGO CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                  0-12944                 06-0864500
----------------------------       -----------           -------------------
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)

Laurel Brook Road, Middlefield, Conn.                               06455
----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (860) 347-8506

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

This Form 8-K/A amends the Form 8-K filed with the Commission on August 30, 1996 relating to the acquistion by Zygo Corporation of the proprietary products division of Technical Instrument Company. This Form 8-K/A contains the information referred to in Item 7 of the Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a. Financial Statements of Business Acquired.

      1. Financial Statements as of December 31, 1995 and 1994 and for the three years ended December 31, 1995, 1994 and 1993.

                  Report of Independent Certified Public Accountants.

                  Balance Sheets as of December 31, 1995 and 1994.

                  Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1994 and 1993.

                  Statements of Cash Flow for the years ended December 31, 1995, 1994 and 1993

                  Notes to Financial Statements.

      2. Interim Financial Statements as of June 30, 1996 and for the six-month periods ended June 30, 1996 and 1995.

                  Balance Sheet as of June 30, 1996.

                  Statements of Operations for the six-months ended June 30, 1996 and 1995.

                  Statements of Cash Flows for the six-months ended June 30, 1996 and 1995.

                  Notes to Financial Statements.

b. Pro Forma Financial Information.

      1. Pro Forma Consolidated Financial Statements as of June 30, 1996 and for the year ended June 30, 1996.

                  Consolidated Balance Sheets as of June 30, 1996.

                  Consolidated Statements of Income for the year ended June 30, 1996.

                  Notes to Combined Financial Statements.

c. Exhibits.

      2. The Agreement and Plan of Merger by and among Technical Instrument Company, Zygo Corporation, Zygo Acquisition Corporation, Francis E. Lundy, The Lundy 1996 Charitable Trust, The Sherman Family Living Trust, Frank J. Scheufele Trust, David Lytle, and Inspectron Development Partners L.P., a California Limited Partnership dated as of August 7, 1996.*

      23.1 Consent of Grant Thornton LLP

      99.1  Press Release dated August 20, 1996*

----------
* Previously filed as part of Form 8-K dated August 19, 1996, filed on August 30, 1996.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ZYGO CORPORATION


Date:  November 4, 1996                 By  /s/ Gary K. Willis
                                           -------------------------------------
                                           Gary K. Willis
                                           President and Chief Executive Officer

                         TECHNICAL INSTRUMENT COMPANY
                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----

Report of Independent Auditors..........................................   F-2

Financial Statements:
      Balance Sheets....................................................   F-3
      Statements of Operations and Retained Earnings ...................   F-4
      Statements of Cash Flows..........................................   F-5
      Notes to Financial Statements.....................................   F-6

Interim Financial Statements:
      Balance Sheet.....................................................  F-14
      Statements of Operations and Retained Earnings ...................  F-15
      Statements of Cash Flows..........................................  F-16
      Notes to Financial Statements.....................................  F-17

Pro Forma Consolidated Financial Statements:
      Pro Forma Consolidated Financial Information .....................  F-24
      Consolidated Balance Sheets ......................................  F-25
      Consolidated Statements of Income ................................  F-26
      Notes to Consolidated Financial Statements .......................  F-27

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Technical Instrument Company

      We have audited the accompanying balance sheets of Technical Instrument Company as of December 31, 1994 and 1995, and the related statements of operations and retained earnings, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technical Instrument Company as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP


San Francisco, California
June 12, 1996

                         Technical Instrument Company

                                BALANCE SHEETS

                                 (000 Omitted)

                                                        December 31,
                                                 -----------------------
                                                  1994             1995
                                                 ------           ------
ASSETS
Current assets
  Accounts receivable, less
    allowance for doubtful
    accounts of $51, and $103                    $1,558           $1,740
  Inventories                                     2,124            3,582
  Deferred income taxes                              94              278
  Other current assets                               30               47
  Net assets of discontinued
    operations (note B)                           3,178            1,648
                                                 ------           ------
            Total current assets                  6,984            7,295

Property and equipment, less
  accumulated depreciation
  and amortization                                    6               54
Investments (note F)                               --               --
Goodwill                                            122              108
                                                 ------           ------
                                                 $7,112           $7,457
                                                 ======           ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Note payable to bank                           $1,664           $2,000
  Current portion of long-term debt                 304              306
  Accounts payable                                2,329            1,895
  Accrued liabilities                               196              383
                                                 ------           ------
             Total current liabilities            4,493            4,584

Long-term debt, less current portion                800              494
Shareholders' equity
  Common stock, no par value;
    authorized 10,000 shares;
    issued and outstanding 2,988 shares             464              464
  Retained earnings                               1,355            1,915
                                                 ------           ------
                                                  1,819            2,379
                                                 ------           ------
                                                 $7,112           $7,457
                                                 ======           ======

The accompanying notes are an integral part of these statements.

                          Technical Instrument Company

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                  (000 Omitted)


                                                 Year ended December 31,
                                              -----------------------------
                                               1993       1994       1995
                                              -------    -------    -------
Revenues
   Product sales                              $ 5,296    $ 4,744    $ 7,867
   Product support                                217        246        505
                                              -------    -------    -------
                                                5,513      4,990      8,372
Cost of sales                                   3,118      2,773      4,721
                                              -------    -------    -------
      Gross profit                              2,395      2,217      3,651

Operating expenses
   Selling, general and administrative          2,073      2,413      2,598
   Research and development                       653        744        874
                                              -------    -------    -------
                                                2,726      3,157      3,472
                                              -------    -------    -------
     Operating profit (loss)                     (331)      (940)       179
Interest expense                                  216        274        318
                                              -------    -------    -------
     Loss before income
       taxes (benefit) and
       discontinued operations                   (547)    (1,214)      (139)
Income taxes (benefit)
   Current                                       (290)      (463)       176
   Deferred                                         1         (2)      (184)
                                              -------    -------    -------
                                                 (289)      (465)        (8)
                                              -------    -------    -------
     Loss from continuing operations             (258)      (749)      (131)
Discontinued operations (note B)
  Income (loss) from
    discontinued operations
     (less applicable income taxes)               315       (124)       691
                                              -------    -------    -------
     NET EARNINGS (LOSS)                           57       (873)       560

Retained earnings - beginning of year           2,171      2,228      1,355
                                              -------    -------    -------
Retained earnings - end of year               $ 2,228    $ 1,355    $ 1,915
                                              =======    =======    =======


The accompanying notes are an integral part of these statements.

                          Technical Instrument Company

                             STATEMENTS OF CASH FLOW
                                  (000 Omitted)


                                                    Year Ended December 31,
                                                 -----------------------------
                                                  1993       1994       1995
                                                 -------    -------    -------
Increase (decrease) in cash

Cash flows from operating activities
  Net earnings (loss)                            $    57    $  (873)   $   560
  (Income) loss of discontinued operations          (315)       124       (691)

  Adjustments to reconcile net earnings (loss)
    to net cash provided by (used in)
    continuing operations
      Depreciation and amortization                   26         17         39
      Deferred taxes                                   1         (2)      (184)
      Changes in assets and liabilities
        Accounts receivable                         (345)       (94)      (182)
        Inventories                                 (436)       105     (1,458)
        Other current assets                          (4)        (1)       (17)
       Accounts payable                              244      1,113       (434)
       Accrued expenses                              (29)        32        187
                                                 -------    -------    -------
       Net cash provided by (used in)
         continuing operations                      (801)       421     (2,180)
       Income (loss) of discontinued
         operations                                  315       (124)       691
     Net assets of discontinued operations        (1,007)       (51)     1,530
                                                 -------    -------    -------
       Net cash provided by (used in)
         operating activities                     (1,493)       246         41
Cash flows from investing activities
  Purchase of equipment                               (7)      --          (73)
  Investment                                        --         --         --
                                                 -------    -------    -------
       Net cash used in investing activities          (7)      --          (73)

Cash flows from financing activities
  Net proceeds from (payment of) bank note           350        (33)       336
  Proceeds from (payment of) long-term debt        1,150       (213)      (304)
                                                 -------    -------    -------
       Net cash provided by (used in)
         financing activities                      1,500       (246)        32
                                                 -------    -------    -------
       NET INCREASE IN CASH                         --         --         --
Cash - beginning of period                          --         --         --
                                                 -------    -------    -------
Cash - end of period                             $  --      $  --      $  --
                                                 -------    -------    -------
Cash paid during the period for:
  Interest                                       $   389    $   334    $   469
  Income taxes                                      --          129       --

The accompanying notes are an integral part of these statements.

                          Technical Instrument Company

                          NOTES TO FINANCIAL STATEMENTS

                        December 31, 1993, 1994 and 1995

NOTE A - SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Technical Instrument Company (the Company) designs, manufactures and distributes microscopes and other precision optical instruments and equipment. The Company has two divisions: a proprietary products division and a distribution division (see Note B).

The Company's proprietary products division designs, manufactures and distributes precision optical equipment used by manufacturers of semiconductors and other high technology products. The proprietary products division derives approximately 45% of its revenues from international sales. The Company's distribution division has an exclusive license to distribute microscopes and other precision optical instruments in Northern California.

A summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements follows:

o     Inventories

      Inventories are stated at the lower of cost (first-in, first-out method) or market.

o     Property and Equipment

      Property and equipment are stated at cost and depreciated by the straight-line method over their estimated useful lives (3 to 10 years).

o     Goodwill

      The excess of cost over the fair value of net assets acquired of purchased business at the date of acquisition is amortized by the straight-line method over 15 years.

o     Income Taxes

      Income taxes are determined using the liability method of accounting. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities. Additionally, the deferred tax items are measured using current tax rates. The principal types of differences between assets and liabilities for financial statement and tax return purposes are allowances, inventory and certain accrued liabilities.

o     Use of Estimates

      In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the period. Significant estimates made by management include the allowance for doubtful accounts and inventory obsolescence. Actual results could differ from those estimates.

                          Technical Instrument Company

                        December 31, 1993, 1994 and 1995

NOTE B - DISCONTINUED OPERATIONS

In March 1996, the Company entered into discussions to sell all of its outstanding common stock. The transaction is expected to be completed in July 1996. In connection with this transaction, the Company's shareholders will form a new company and purchase the assets and assume liabilities of the Distribution Division at net book value. The Distribution Division has been treated as a discontinued operation. Net assets of the Distribution Division are summarized as follows:

                                                        December 31,
                                                     ------------------
                                                      1994        1995
                                                     ------      ------
                                  (000) Omitted
ASSETS
    Current assets
      Accounts receivable, less allowance for
        doubtful accounts                            $1,512      $1,667
      Inventories                                     4,071       3,128
      Deferred income taxes                             720         621
      Refundable income taxes                           338        --
      Prepaid and other                                 195         221
                                                     ------      ------
           Total current assets                       6,836       5,637
    Non-current assets                                  692         683
                                                     ------      ------
                                                      7,528       6,320
LIABILITIES
    Current liabilities                               2,046       2,485
    Non-current liabilities                           2,304       2,187
                                                     ------      ------
                                                      4,350       4,672
NET ASSETS                                           $3,178      $1,648
                                                     ======      ======

The net assets of the Distribution Division have been classified a current asset because of the pending sale. Included in net assets of the discontinued operations is a liability under a defined benefit pension plan (Plan) amounting to approximately $1.0 million. Management has notified its employees of the Company's intent to freeze the Plan as of June 30, 1996, with the intent of liquidating the Plan. Any benefit or obligation resulting from the liquidation of the Plan will accrue to the Distribution Division.

                          Technical Instrument Company

                        December 31, 1993, 1994 and 1995

NOTE B - DISCONTINUED OPERATIONS (continued)

The condensed statements of operations for the Distribution Division are summarized as follows:

                                  (000 omitted)

                                                Year ended December 31,
                                            --------------------------------
                                             1993        1994         1995
                                            -------     -------      -------

Sales                                       $ 7,346     $ 8,008      $ 9,567
Cost of sales                                 5,002       6,362        6,894
                                            -------     -------      -------
   Gross profit                               2,344       1,646        2,673

Operating expenses                            1,477       1,719        1,852
                                            -------     -------      -------
      Operating profit (loss)                   867         (73)         821
Other expenses - net                            199         128           87
                                            -------     -------      -------
   Income (loss) before income taxes            668        (201)         734
Income taxes (benefit)                          353         (77)          43
                                            -------     -------      -------
     INCOME (LOSS)                          $   315     $  (124)     $   691
                                            =======     =======      =======

                          Technical Instrument Company

                        December 31, 1993, 1994 and 1995

NOTE C - INVENTORIES

Inventories comprise:
                                   (000 omitted)

                                               December 31,
                                          ---------------------
                                           1994           1995
                                          ------         ------
Purchased parts and subassemblies         $1,778         $2,970
Finished instruments                         346            612
                                          ------         ------
                                          $2,124         $3,582
                                          ======         ======

                          Technical Instrument Company

                        December 31, 1993, 1994 and 1995

NOTE D - SHORT-TERM BORROWINGS

The Company has a revolving line of credit for $2.5 million with a bank with interest at 1.5% above the bank's prime rate (8.5% at December 31, 1995), payable on a monthly basis. At December 31, 1995, $2 million was outstanding under the line of credit, which is scheduled to expire on June 1, 1996. The borrowings are collateralized by accounts receivable and inventory (of both the continued and discontinued operations), and have been personally guaranteed by the Company's president. The Company is required to maintain a minimum tangible net worth, minimum working capital and a minimum quick ratio, in addition to other covenants, under the line of credit. The Company is in violation of certain financial covenants as of December 31, 1995. The Bank has not formally extended the line of credit nor has it waived the covenant violations, but has indicated it will do so during the week of July 1, 1996, subject to final approval by the appropriate bank committee.

NOTE E - LONG-TERM DEBT

Long-term debt as of December 31, 1994 and 1995 is as follows:

                                  (000 omitted)
                                                     1994         1995
                                                    ------       ------
Note payable to a bank, collateralized
by all corporate assets and a personal
guarantee by an officer of the Company
Payments are $22 monthly plus
interest at 1.5% above the bank's
prime rate (8.5% at December 31, 1995)
The loan matures on October 15, 1998                $1,009       $  746

9% unsecured note payable                               26           14

Other                                                   69           40
                                                    ------       ------
                                                     1,104          800
Less current portion                                   304          306
                                                    ------       ------
                                                    $  800       $  494
                                                    ======       ======

The aggregate annual maturities of long-term debt at December 31, 1995 are as follows:

Year ending December 31,
------------------------
     1996                                    $306
     1997                                     274
     1998                                     220
                                             ----
Total future payments                        $800
                                             ====

                          Technical Instrument Company

                        December 31, 1993, 1994 and 1995

NOTE F - COMMITMENTS

Operating Lease

The Company leases facilities under an operating lease expiring in 2000. Under terms of the lease, the Company is responsible for common area maintenance expenses including taxes, insurance and other operating costs. Future minimum lease payments required under the operating lease are $182,400 per year through 2000.

Total rent expense for the years ended December 31, 1993, 1994 and 1995 were $122,200, $115,800 and $120,400, respectively.

Other

The Company has an option, for an indefinite period of time, to purchase 50% interest in a German company for one hundred thousand deutsche marks.

NOTE G - INCOME TAXES

The Company's overall effective income tax rate on its operations is different from the federal statutory income tax rate because of the following factors:

                                  (000 omitted)
                                                     Year ended December 31,
                                                  ----------------------------
                                                   1993       1994       1995
                                                  ------     ------     ------
Statutory rate                                      34.0%     (34.0)%     34.0%
Nondeductible items                                 15.7        1.0        5.2
State taxes                                         25.6       (2.4)       5.2
Tax credits                                        (60.3)     (50.9)      --
Valuation allowance on deferred tax assets          60.3       50.9      (32.8)
Adjustment for overaccruals                         --         (2.1)      (7.4)
Other                                              (22.4)       (.8)       1.6
                                                  ------     ------     ------
Effective tax rate                                  52.9%     (38.3)%      5.8%
                                                  ======     ======     ======

                          Technical Instrument Company

                        December 31, 1993, 1994 and 1995

Income tax expense (benefit) has been allocated to continuing and discontinued operations proportionately based on their income (loss) before income tax (benefit).

NOTE G - INCOME TAXES (continued)

Deferred federal and state tax assets and valuation allowance are as follows:

                                  (000 omitted)
                                                     Year ended December 31,
                                                   --------------------------
                                                   1993       1994       1995
                                                   ----       ----       ----

Inventory                                          $ 38       $ 37       $ 58
Reserve for bad debt                                 18         20         42
Vacation accrual                                     15         16         34
Warranty accrual                                     21         21         21
Research and development credits                    125        197        123
                                                   ----       ----       ----
                                                    217        291        278
Valuation allowance                                 125        197        --
                                                   ----       ----       ----

                                                   $ 92       $ 94       $278
                                                   ====       ====       ====

The valuation allowance increased by $125 and $72 in 1993 and 1994, respectively, and decreased by $197 in 1995.

NOTE H - STOCK OPTIONS

As of December 31, 1995 there are options to purchase 29,815 shares of common stock at $4.50 per share, with 20% vesting each year commencing January 1, 1994. As of December 31, 1995, options to purchase 11,926 shares of common stock are exercisable.

Accounting for Stock Issued to Employees

The Company has not elected early adoption of Financial Accounting Standard No. 123 ("FAS 123"), Accounting for Stock-Based Compensation. Upon adoption of FAS 123, the Company will continue to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees and will provide pro forma disclosures of net income and earnings per share as if the fair value method prescribed by FAS 123 had been applied in measuring compensation expense.

                          Technical Instrument Company

                        December 31, 1993, 1994 and 1995

NOTE I - PRIOR PERIOD ADJUSTMENT

The financial statements for the year ended December 31, 1994 have been adjusted to reverse the recording of the 50% equity interest in the net earnings of a foreign subsidiary. In 1995 it was determined that the option to purchase the 50% interest was not properly exercised.
The adjustment is as follows:

                                  (000 omitted)

                                         Retained         Net
                                         Earnings         Loss
                                         --------        ------
As previously reported                    $1,463         $  765
Adjustment for investment recorded
on the equity method                         108            108
                                          ------         ------
As adjusted                               $1,355         $  873
                                          ======         ======

NOTE J - FAIR VALUE OF FINANCIAL INSTRUMENTS

The financial instruments of the Company consist mainly of current receivables, short-term credit, accounts payable, accrued liabilities and long-term debt. In view of their short-term nature, the fair value of the items included in current assets and current liabilities approximates their carrying value. The fair value of the long-term loans approximates their carrying value, since they bear interest at rates at or close to the prevailing market rates.

                          Technical Instrument Company

                            Balance Sheet - Unaudited
                      (In thousands, except share amounts)

                                                                   June 30,
                                                                     1996
                                                                   --------
Assets:

Current assets:
Accounts receivable, less allowance for doubtful
  accounts of $150                                                 $  3,411
Inventories                                                           4,380
Deferred income taxes                                                   223
Other current assets                                                     26
Net assets of discontinued operations                                 1,559
                                                                   --------
     Total current assets                                             9,599

Property, plant and equipment, less accumulated
  depreciation                                                          138

Goodwill                                                                101
Other assets                                                             98
                                                                   --------
Total assets                                                       $  9,936
                                                                   ========

Liabilities and Shareholders' Equity:

Current liabilities:
Note payable to bank                                               $  2,100
Current portion of long-term debt                                       310
Accounts payable                                                      2,440
Accrued liabilities                                                   1,567
                                                                   --------
     Total current liabilities                                        6,417

Long-term debt, less current portion                                    351
                                                                   --------
     Total Liabilities                                                6,768

Shareholders' equity:
Common stock, no par; authorized 10,000;
  issued and outstanding 2,988 shares                                   464

Retained earnings                                                     2,704
                                                                   --------
     Total shareholders' equity                                       3,168
                                                                   --------
Total liabilities and shareholders' equity                         $  9,936
                                                                   ========


        The accompanying notes are an integral part of these statements

                          Technical Instrument Company

                      Statements of Operations - Unaudited
                                 (In thousands)

                                                       Six Months Ended June 30,
                                                       -------------------------
                                                        1996             1995
                                                       -------          -------
Revenues
   Product sales                                       $ 5,237          $ 2,583
   Product support                                         173              113
                                                       -------          -------
                                                         5,410            2,696

Cost of sales                                            2,689            1,520
                                                       -------          -------
     Gross profit                                        2,721            1,176
                                                       -------          -------

Selling, general and administrative expenses             1,382            1,170
Research and development expenses                          308              422
                                                       -------          -------
                                                         1,690            1,592

     Operating profit (loss)                             1,031             (416)
                                                       -------          -------

Interest expense                                           133              164
                                                       -------          -------
     Income (loss) before income tax benefits
       and discontinued operations                         898             (580)

Income taxes (benefit)                                     468              (33)
                                                       -------          -------
     Income (loss) from continuing operations              430             (547)

Income from discontinued operations
      (less applicable income taxes)                       359              320
                                                       -------          -------

     Net earnings (loss)                                   789             (227)

Retained earnings - beginning of period                  1,915            1,355
                                                       -------          -------

Retained earnings - end of period                      $ 2,704          $ 1,128
                                                       =======          =======


        The accompanying notes are an integral part of these statements

                          Technical Instrument Company

                      Statements of Cash Flows - Unaudited
                                 (In thousands)

                                                       Six Months Ended June 30,
                                                       -------------------------
                                                         1996             1995
                                                       -------          -------
Increase (decrease) in cash:
Cash flows from operating activities
  Net earnings (loss)                                  $   789          $  (227)
  Adjustments to reconcile net earnings (loss) to
    cash provided by (used in) operating activities:
    Allowance for doubtful accounts                         47             --
    Depreciation and amortization                           18                2
    Deferred taxes                                          55              (33)
    Changes in assets and liabilities:
      Accounts receivable                               (1,718)             (26)
      Inventories                                         (798)          (1,784)
      Other current assets                                  21              (92)
      Other assets                                         (32)            --
      Accounts payable                                     545             (486)
      Accrued expenses                                   1,184                7
                                                       -------          -------
    Net cash provided by (used in)
      continuing operations                                111           (2,639)

Net assets of discontinued operations                       23            2,531

    Net cash provided by (used in) operating           -------          -------
      activities                                           134             (108)

Cash flows from investing activities
  Purchase of equipment                                    (95)             (48)
                                                       -------          -------
    Net cash used in investing activities                  (95)             (48)

Cash flows from financing activities
  Net proceeds from (payment of) bank line                 100              336
  Proceeds from (payment of) long-term debt               (139)            (180)
                                                       -------          -------

    Net cash provided by (used in)
      financing activities                                 (39)             156

                                                       -------          -------
    Net increase in cash                                  --               --

Cash - beginning of period                                --               --
                                                       -------          -------
Cash - end of period                                   $  --            $  --
                                                       =======          =======

Cash paid during the year for:
  Interest                                                 218              156
  Income taxes                                             465             --



        The accompanying notes are an integral part of these statements

                          Technical Instrument Company

                    NOTES TO FINANCIAL STATEMENTS - UNAUDITED

                             June 30, 1996 and 1995

NOTE A - SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Technical Instrument Company (the Company) designs, manufactures, and distributes microscopes and other precision optical instruments and equipment. The Company has two divisions: a proprietary products division and a distribution division (see Note B).

The Company's proprietary products division designs, manufactures, and distributes precision optical equipment used by manufacturers of semiconductors and other high technology products. The proprietary products division derives approximately 45% of its revenues from international sales. The Company's distribution division has an exclusive license to distribute microscopes and other precision optical instruments in Northern California.

A summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements follows:

o    Inventories
     Inventories are stated at the lower of cost (first-in, first-out method) or market.

o    Property and Equipment
     Property and equipment are stated at cost and depreciated by the straight-line method over their estimated useful lives (3 to 10 years).

o    Goodwill
     The excess of cost over the fair value of net assets acquired of purchased business at the date of acquisition is amortized by the straight-line method over 15 years.

o    Income Taxes
     Income taxes are determined using the liability method of accounting. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities. Additionally, the deferred tax items are measured using current tax rates. The principal types of differences between assets and liabilities for financial statement and tax return purposes are allowances, inventory, and certain accrued liabilities.

o    Use of Estimates
     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the period. Significant estimates made by management include the allowance for doubtful accounts and inventory obsolescence. Actual results could differ from those estimates.

                          Technical Instrument Company

                    NOTES TO FINANCIAL STATEMENTS - UNAUDITED

                             June 30, 1996 and 1995

NOTE B - DISCONTINUED OPERATIONS

In March 1996, the Company entered into discussions to sell all of its outstanding common stock. The transaction was completed effective August 8, 1996. In connection with this transaction, the Company's shareholders formed a new company and purchased the assets and assumed liabilities of the Distribution Division at net book value. Accordingly, the Distribution Division has been treated as a discontinued operation. Net assets of the Distribution Division are summarized as follows:

                                                                       1996
                                                                   -------------
                                                                   (000 omitted)
ASSETS
  Current assets
    Accounts receivable, less allowance for doubtful accounts        $  1,075
    Inventories                                                         3,893
    Deferred income taxes                                                 607
    Prepaid and other                                                     159
                                                                     --------

       Total current assets                                             5,734

  Noncurrent assets                                                       675
                                                                     --------
                                                                        6,409

LIABILITIES
  Current liabilites                                                    2,395
  Noncurrent liabilites                                                 2,455
                                                                     --------
                                                                        4,850

NET ASSETS                                                           $  1,559
                                                                     ========

The net assets of the Distribution Division have been classified as a current asset because of the sale of the business. Included in net assets of the discontinued operations is a liability under a defined benefit pension plan
(Plan) amounting to approximately $1.0 million. Management notified its employees that it has frozen the Plan as of June 30, 1996, with the intent of liquidating the Plan. Any benefit or obligation resulting from the liquidation of the Plan will accrue to the Distribution Division.

                          Technical Instrument Company

                    NOTES TO FINANCIAL STATEMENTS - UNAUDITED

                             June 30, 1996 and 1995

NOTE B - DISCONTINUED OPERATIONS (continued)

The condensed statements of operations for the Distribution Division are summarized as follows:

                                                     Six Months Ended June 30,
                                                   -----------------------------
                                                    1996   (000 omitted)   1995
                                                   -------               -------
Sales                                              $ 5,521               $ 4,454
Cost of sales                                        3,532                 2,895
                                                   -------               -------

  Gross profit                                       1,989                 1,559

Operating expenses                                   1,212                   786
                                                   -------               -------

  Operating profit                                     777                   773

Other expenses - net                                   179                   240
                                                   -------               -------

  Income before income taxes                           598                   533

Income taxes (benefit)                                 239                   213
                                                   -------               -------

  INCOME                                           $   359               $   320
                                                   =======               =======

NOTE C - INVENTORIES

Inventories comprise:

                                                   June 30,
                                                     1996
                                                 (000 omitted)
Purchased parts and subassemblies                   $3,824
Finished instruments                                   556
                                                    ------
                                                    $4,380
                                                    ======

                          Technical Instrument Company

                    NOTES TO FINANCIAL STATEMENTS - UNAUDITED

                             June 30, 1996 and 1995

NOTE D - SHORT-TERM BORROWINGS

The Company has a revolving line of credit for $2.5 million with a bank with interest at 1.5% above the bank's prime rate (8.75% at June 30, 1996), payable on a monthly basis. At June 30, 1996, $2.1 million was outstanding under the line of credit. The borrowings are collateralized by accounts receivable and inventory (of both the continued and discontinued operations), and have been personally guaranteed by the Company's president. The Company is required to maintain a minimum tangible net worth, minimum working capital, and a minimum quick ratio, in addition to other covenants, under the line of credit. The Company is in violation of certain financial covenants as of June 30, 1996. The Bank extended the line of credit through July 31, 1996.

NOTE E - LONG-TERM DEBT

     Long-term debt as of June 30, 1996 is as follows:

                                                                       1996
                                                                   (000 omitted)

     Note payable to a bank, collateralized by all corporate
     assets and a personal guarantee by an officer of the Company.
     Payments are $22 monthly plus interest at 1.5% above the
     bank's prime rate (8.75% at June 30, 1996). The loan matures
     on October 15, 1998.                                                $614
                                                                         ----

     Other                                                                 47
                                                                         ----
                                                                          661
     Less current portion                                                 310
                                                                         ----

                                                                         $351
                                                                         ====

The aggregate annual maturities of long-term debt at June 30, 1996 are as follows:

     Year ending June 30,
            1997                                               $264
            1998                                                264
            1999                                                133
                                                               ----
            Total future payments                              $661
                                                               ====

                          Technical Instrument Company

                    NOTES TO FINANCIAL STATEMENTS - UNAUDITED

                             June 30, 1996 and 1995

NOTE F - COMMITMENTS

     Operating Lease

     The Company leases facilities under an operating lease expiring in 2000. Under terms of the lease, the Company is responsible for common area maintenance expenses including taxes, insurance, and other operating costs. Future minimum lease payments required under the operating lease are $182,400 per year through 2000.

     Total rent expense for the six months ended June 30, 1996 and 1995 were $91,200 and $60,200, respectively.

     Other

     The Company has an option, for an indefinite period of time, to purchase a 50% interest in a German company for one hundred thousand deutsche marks. This option was exercised in July, 1996.

     Subsequent Event (unaudited)

     In July 1996 the Company exercised its option to purchase a 50% interest in Syncotec GmbH, and accordingly paid DM100,000 ($67,500) to Syncotec's owner. This 50% interest is an asset of the continuing operations of the Company.

NOTE G - INCOME TAXES

     The  Company's   overall  effective  income  tax  rate  on  its  continuing operations is different from the federal statutory income tax rate because of the following factors:

                                                       Six Months Ended June 30,
                                                       -------------------------
                                                        1996              1995
                                                        ----              ----

Statutory rate                                          34.0%            (34.0)%
Nondeductible items                                      8.4%              8.2%
State taxes                                              9.6%             (2.4)%
Valuation allowance on deferred tax assets               --               33.9%
                                                        ----             -----

Effective tax rate                                      52.0%              5.7%
                                                        ====             =====

Income tax expense (benefit) has been allocated to continuing and discontinued operations proportionately based on their income (loss) before income tax expense (benefit). All non-deductible items have been included in continuing operations.

                          Technical Instrument Company

                    NOTES TO FINANCIAL STATEMENTS - UNAUDITED

                             June 30, 1996 and 1995

NOTE G - INCOME TAXES (continued)

Deferred federal and state tax assets and valuation allowance are as follows:

                                                    Six Months Ended June 30,
                                                 ------------------------------
                                                  1996   (000 omitted)    1995

Inventory                                        $   58                  $   71
Reserve for bad debt                                 60                      20
Vacation accrual                                     63                      16
Warranty accrual                                     20                      20
Other                                                22                     197
                                                 ------                  ------
                                                    223                     324
Valuation allowance                                  --                     197
                                                 ------                  ------
                                                 $  223                  $  127
                                                 ======                  ======

NOTE H - STOCK OPTIONS

As of June 30, 1996 there are options to purchase 29,815 shares of common stock at $4.50 per share, with 20% vesting each year commencing January 1, 1994. As of June 30, 1996, options to purchase 29,815 shares of common stock are exercisable.

The Company has not elected early adoption of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation. Upon adoption of FAS 123, the Company will continue to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees, and will provide pro forma disclosures of net income and earnings per share as if the fair value method prescribed by FAS 123 had been applied in measuring compensation expense.

Subsequent Event (unaudited)

Prior to August 8, 1996, all outstanding stock options were exercised.

                          Technical Instrument Company

                    NOTES TO FINANCIAL STATEMENTS - UNAUDITED

                             June 30, 1996 and 1995

NOTE I - FAIR VALUE OF FINANCIAL INSTRUMENTS

The financial instruments of the Company consist mainly of current receivables, short-term credit, accounts payable, accrued liabilities, and long-term debt. In view of their short-term nature, the fair value of the items included in current assets and current liabilities approximates their carrying value. The fair value of the long-term loans approximates their carrying value, since they bear interest at rates at or close to the prevailing market rates.

                    PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Effective as of August 8, 1996, Zygo completed its acquisition of Technical Instruments Company. Prior to the acquisition, Technical Instrument Company ("TIC") was engaged in two businesses: the proprietary products division which designs, develops, manufactures, markets, and sells microscopy systems and subsystems, or modules, and a distribution division which acts as a sales representative for other firms' products. Prior to the completion of the acquisition of the TIC stock by Zygo, the distribution division was spun off into a new company, Technical Instruments--San Francisco. The consideration given for the stock acquired was approximately $11,700,000 in cash and common stock of Zygo valued at $3,000,000. Zygo has accounted for the acquisition of TIC as a purchase under U.S. generally accepted accounting principles ("GAAP").

The following pro forma consolidated balance sheets and consolidated statements of operations (collectively, the "Pro Forma Financial Statements") were prepared by Zygo to illustrate the estimated effects of the business combination with TIC. The pro forma consolidated financial statements do not present the net assets or results of operations of TIC's discontinued distribution segment. Included are Pro Forma Consolidated Balance Sheets at June 30, 1996 and Pro Forma Consolidated Statements of Operations for the fiscal year ended June 30, 1996 for Zygo and TIC consolidated. Note: The Pro Forma Financial Statements were compiled using the TIC historical data for the comparable period to Zygo's fiscal year end June 30, 1996.

The Pro Forma Financial Statements give retrospective effect to material differences between Zygo's and TIC's accounting policies which are expected to have a material impact on the consolidated financial statements. The Pro Forma Financial Statements also give retrospective effect for the allocation of the TIC purchase price to the assets and intangibles of TIC. Such intangibles include patents, licenses, drawings and technology, workforce, customer lists, in-process research and development, and goodwill. The Pro Forma Financial Statements do not purport to represent what the consolidated financial position or results of operations actually would have been if the consolidation had occurred at the beginning of the periods or to project the consolidated financial position or results of operations for any future date or period.

The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Zygo and TIC, prepared in accordance with the U.S. GAAP which are included elsewhere in this document.

                      PRO FORMA CONSOLIDATED BALANCE SHEETS

                            June 30, 1996 - Unaudited
                            (In thousands of Dollars)

                                                   ZYGO          TIC          Pro Forma       Pro Forma
                                                Historical    Historical(1)  Adjustments      Combined
                                                ----------------------------------------      --------
Assets:

Current assets:
Cash and cash equivalents                        $ 17,945      $   --        $(11,694)(A)     $  6,251
Marketable securities                              20,035          --                           20,035

Accounts and notes receivable                       9,942         3,411          (316)(B)       13,037

Inventories                                         7,034         4,380          (704)(C)       10,710

Prepaid Expenses                                      215            26                            241
Deferred income taxes                               1,506           223           424 (D)        2,153
                                                 ------------------------------------         --------

     Total current assets                          56,677         8,040       (12,290)          52,427
                                                 ------------------------------------         --------

Property, plant and equipment, at cost             17,805           485            (2)(E)       18,288
  Less accumulated depreciation                    11,436           347                         11,783
                                                 ------------------------------------         --------

Net property, plant and equipment                   6,369           138                          6,505

Other assets, net                                     738            98           449 (F)        1,285
Goodwill and other intangibles                        253           101         6,458 (G)        6,812
                                                 ------------------------------------         --------

Total assets                                     $ 64,037      $  8,377      $ (5,385)        $ 67,029
                                                 ====================================         ========

Liabilities and Stockholders' Equity:

Current liabilities:
Current portion of long term debt                $   --        $    310                       $    310
Accounts payable                                    3,581         2,440                          6,021
Notes payable                                        --           2,100                          2,100
Accrued expenses and progress payments              5,096         1,567           709 (H)        7,372
Income taxes payable                                1,244          --                            1,244
                                                 ------------------------------------         --------

     Total current liabilities                      9,921         6,417           709           17,047

Long term debt, excluding current portion            --             351                            351
Deferred income taxes                                 692          --           2,599 (I)        3,291
                                                 ------------------------------------         --------

     Total liabilities                             10,613         6,768         3,308           20,689
                                                 ------------------------------------         --------


Stockholders' equity:
Common stock                                          492           464          (454)(J)          502
Additional paid-in-capital                         33,829          --           2,990 (K)       36,819
Retained earnings                                  19,439         1,145       (11,229)(L)        9,355
Net unrealized gain/(loss) on marketable
  securities                                          (35)         --                              (35)
                                                 ------------------------------------         --------

                                                   53,725         1,609        (8,693)          46,641
Less treasury shares, at cost                         301          --                              301
                                                 ------------------------------------         --------


     Total stockholders' equity                    53,424         1,609        (8,693)          46,340

Total liabilities and stockholders' equity       $ 64,037      $  8,377      $ (5,385)        $ 67,029
                                                 ====================================         ========

(1) Excluding net assets of discontinued operations.


              See notes to pro forma combined financial statements

                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                  For the Year Ended June 30, 1996 - Unaudited
                    (In thousands, except per share amounts)

                                                   ZYGO          TIC         Pro Forma        Pro Forma
                                                Historical    Historical(1) Adjustments       Combined
                                                ---------------------------------------       --------
Net sales                                        $ 53,478      $ 11,085                       $ 64,563
Cost of goods sold                                 28,634         5,890                         34,524
                                                -----------------------                       --------

     Gross Profit                                  24,844         5,195                         30,039
                                                -----------------------                       --------

Selling, general and administrative expenses        8,305         2,811                         11,116
Research and development expenses                   5,538           759                          6,297
Amortization of goodwill and intangible
 assets                                              --            --             431(M)           431
                                                -----------------------                       --------
                                                   13,843         3,570                         17,844
                                                -----------------------                       --------

     Income from operations                        11,001         1,625                         12,195
                                                -----------------------                       --------

Other income/(expense)
  Interest income                                     939          --            (351)(N)          588
  Interest expense                                   --            (286)                          (286)
  Miscellaneous expense, net                         (279)         --                             (279)
                                                -----------------------                       --------
                                                      660          (286)                            23
                                                -----------------------                       --------

Income before income taxes                         11,661         1,339                         12,218
Income tax provision                                3,730           493          (105)(O)        4,118
                                                -----------------------                       --------

Net income                                       $  7,931      $    846                          8,100
                                                 ======================                       ========

Net income per common
  and common equivalent share                    $   1.53                                     $   1.53
                                                 ========                                     ========

Common and common equivalent
  share outstanding                                 5,189                                        5,287
                                                 ========                                     ========

----------
(1) Excluding discontinued operations.




              See notes to pro forma combined financial statements

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

                                 (In thousands)

Note 1.  Basis of  Presentation

The pro forma information presented is theoretical in nature and not necessarily indicative of the future consolidated results of operations which would have resulted had Zygo purchased TIC on June 30, 1996, for purposes of the pro forma consolidated balance sheets and had Zygo purchased TIC on July 1, 1995, for purposes of the pro forma consolidated income statements.

Note 2.

The Pro Forma Combined Statements of Income do not present the immediate nonrecurring charge of $10.1 million relating to "in-process research and development" that would be recognized in connection with the TIC purchase price allocation.

Note 3. Pro Forma Adjustments

(A) Adjustment to reduce cash for the cash portion of the TIC acquisition consideration plus related transaction costs.

(B)  Adjustment to TIC allowance for doubtful accounts.

(C) Adjustment to reduce the value of TIC inventory to the lower of cost or market for products to be supported by Zygo.

(D) Adjustment to record a deferred tax asset generated as a result of adjustments (B) and (C).

(E) Adjustment to record the expense of all capitalized equipment with an original acquisition value of less than $1,000 to conform to Zygo's accounting policy.

(F) Adjustment to other assets which includes the purchase cost of 50 percent holding in Syncotec GmbH acquired in July 1996 by TIC in connection with the acquisition by Zygo.


(G) Adjustment to record goodwill and other intangibles resulting from the acquisition of TIC. This excludes the aforementioned $10.1 million of "in-process research and development" that would be immediately charged off to operations.

                      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

                                 (In thousands)

(H) Adjustment to record commissions owed and not accrued for at the time of closing balance sheet, and to record a warranty provision.

(I) Adjustment to record long term deferred tax liability as a result of intangible assets recorded in connection with the TIC acquisition.

(J) Adjustment to record the par value of shares issued less the historical value of TIC's common stock.

(K) Adjustment to record the excess over par value of shares issued in connection with the TIC acquisition.

(L) Adjustment to record a $10.1 million one-time acquisition-related charge for the write-off of in-process R&D (Not reflected in the pro forma combined income statements.) and eliminate the historical retained earnings of $1,145.

(M) Adjustment to record the amortization of goodwill and other intangible assets (assumed to occur over a 15-year period of time).

(N) Adjustment to reduce interest income for cash used in the acquisition of TIC.

(O)  Adjustment to income taxes for reduced interest income.

                                 EXHIBIT INDEX

No.           Description
---           -----------

2.            The Agreement and Plan of Merger by
              and among Technical Instrument
              Company, Zygo Corporation, Zygo
              Acquisition Corporation, Francis E.
              Lundy, The Lundy 1996 Charitable
              Trust, The Sherman Family Living
              Trust, Frank J. Scheufele Trust, David
              Lytle, and Inspectron Development
              Partners L.P., a California Limited
              Partnership dated as of August 7, 1996*

23.1          Consent of Grant Thornton LLP

99.1          Press Release dated August 20, 1996*

----------
*  Previously filed